EXHIBIT 10.2

EXECUTION VERSION

Confidentiality,  Non-Solicitation and Non-Competition Agreement

This Confidentiality, Non-Solicitation and Non-Competition Agreement, dated as of December 22, 2006, is hereby entered into between The DirecTV Group, Inc., a Delaware corporation (the “Company”), and News Corporation, a Delaware corporation (“News”).

WHEREAS, News through its wholly owned subsidiary Fox Entertainment Group, Inc. (“FEG”) owns certain shares of common stock, par value $.01 per share, of the Company (the “Common Stock”);

WHEREAS, News has entered into an agreement with Liberty Media Corporation (“Liberty”) to cause to be transferred to Liberty all of the Common Stock in exchange for the transfer to News by Liberty and its affiliates of certain shares of Class A common stock, par value $.01 per share, and certain shares of Class B common stock, par value $0.01 per share, of News (the “Transaction”);

WHEREAS, in connection with the Transaction, News has formed, a special purpose entity which is a Delaware corporation (“Splitco”) to hold, among other things, all of the Common Stock;

WHEREAS, as of the closing of the Transaction, (i) Liberty will acquire 100% of the issued and outstanding common stock, par value $0.01 per share of Splitco and, through such ownership of Splitco, indirectly own 100% of the Common Stock and (ii) News will not own directly or indirectly any shares of common stock, par value $.01 per share, of the Company or any other equity or other voting securities of the Company;

WHEREAS, in connection with the Transaction, the Company has provided certain confidential information regarding the Company and its subsidiaries and affiliates to Liberty pursuant to a confidentiality agreement, dated as of August 28, 2006, between the Company and Liberty;

WHEREAS, News acknowledges the highly competitive nature of the businesses of the Company and its subsidiaries and affiliates and further acknowledges that it has been provided with access to sensitive, proprietary and confidential information of the Company and has been provided with the opportunity to develop relationships with customers, vendors, prospective customers, prospective vendors, employees and other agents of the Company, which, in each case, News acknowledges and agrees constitute valuable assets of the Company;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows:

1.  Definitions.

(a)           “affiliate” shall mean, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person; provided, however that the term “affiliate” when used with respect to News or any affiliate of News shall not include the Company or any of its subsidiaries.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a person, and the terms “controlled” and “controlling” have correlative meanings.

(b)           “Effective Date” shall mean the date on which the Transaction is consummated.

(c)           “Proprietary Information” shall mean all non-public, proprietary or confidential information obtained by News or its Representatives in connection with News’ prior ownership of shares of Common Stock or as a result of certain individuals affiliated with News or its Representatives serving on the Board of Directors of the Company, including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, customers, joint venture partners, personnel, recruiting, advertising, sales, marketing, promotions, government and regulatory activities and approvals, concerning the past, current or future business, activities and operations of the Company or any of its subsidiaries or affiliates.  “Proprietary Information” does not include, however, information which (i) is or becomes generally available to the public, other than as a result of a disclosure by News or its Representatives, (ii) was or becomes available to News from a person other than the Company or any of the Company’s Representatives who is not known by News, in good faith, to be bound by a confidentiality agreement with the Company or any of the Company’s Representatives, or is otherwise not known by News, in good faith, to be under an obligation to the Company or any of the Company’s Representatives not to disclose the information, or (iii) News can establish was or is independently developed by News or its Representatives without reliance upon any Proprietary Information.

(d)           “Representative” shall mean, with respect to any person, such person’s subsidiaries and affiliates and such person’s and their subsidiaries’ and controlled affiliates’ directors, officers, employees, agents, advisors (including, without limitation, financial advisors, legal counsel and accountants) and controlling persons.

(e)           “person” shall mean any corporation, limited liability company, partnership, other entity or individual.

2.  Confidentiality.  News agrees that,  it will, and it will cause its Representatives to, keep all Proprietary Information in its possession as of the Effective Date confidential and refrain from using such Proprietary Information; provided, that, notwithstanding anything to the contrary herein, News may use such Proprietary Information to the extent reasonably necessary for purposes of preparing and filing tax returns, corresponding with tax authorities, preparing accounting records, and in connection with any litigation, including, without limitation, litigation arising out of, relating to resulting from the Transaction or the subject matter of such Proprietary Information.  News agrees to be responsible for any breach of this Agreement by any of its Representatives.

3.  Non-Solicitation/Non-Hire.  News acknowledges that the Company’s employees are a key component to the Company’s success and that the preservation of the Company’s employee base is critical to, among other things, the Company’s prospects.  Consequently, News agrees that, for a period of two (2) years from the Effective Date, without the prior written consent of the Company, News will not, and will cause its affiliates not to, directly or indirectly, (a) solicit any individual who is an executive officer or other member of senior management of the Company at the Effective Date or at any time thereafter to leave his or her employment with the Company or interfere with the employment relationship between the Company and any individual who is an executive officer or other member of senior management of the Company at the Effective Date or at any time thereafter, or (b) hire any individual who is an executive officer or other member of senior management of the Company at the Effective Date or at any time thereafter or any individual was an executive officer or other member of senior management of the Company during the twelve (12) month period preceding the Effective Date; provided that the foregoing restrictions shall not shall not prohibit News or its affiliates from soliciting or hiring any individuals through the placement of general advertisements of employment opportunities which are not specifically directed at employees of the Company.

4.  Non-Competition.

(a)           News covenants and agrees that, for a period of four (4) years from the Effective Date (the “Restricted Period”), News shall not, and shall cause its affiliates not to, directly or indirectly, as a stockholder, owner, equityholder, manager, operator, lender, investor, consultant, member, partner, licensor, contractor, agent or in any other capacity, engage or participate in a Restricted Business (as defined below) anywhere in North America or South America where the Restricted Business was operated by the Company prior to the Effective Time.  The term “Restricted Business” means the business of providing direct-to-home delivery of video services by satellite.

(b)           Notwithstanding anything herein to the contrary, the restrictions set forth herein shall not be applicable to any of the following: (i) any acquisition, directly or indirectly, after the date of this Agreement by News or any of its affiliates (whether by merger, share exchange, purchase of securities or assets or otherwise) of a person or any interest therein which is engaged in a Restricted Business so long as the Restricted Business conducted by such other person and its affiliates does not constitute more than ten percent (10)% of its business (as measured by such person’s consolidated revenues for each of the two last fiscal years prior to such acquisition); provided that News will promptly inform the Company in the event of the acquisition of control of any such person (and, if so requested by the Company, provide the Company with such information as the Company may reasonably require for the purposes of enabling the Company to verify that the Restricted Business in question accounts for no more than ten percent (10%) of such person’s total business (as measured by such person’s consolidated revenues for each of the two last fiscal years prior to such acquisition)) and further that it will, or will cause its affiliate to, sell or otherwise dispose of the Restricted Business to a third party or to the Company as soon as practicable after such acquisition of control (but in no event later than six (6) months after such acquisition) and News will, or will cause its affiliate to, permit the Company to participate in any sale process relating to the disposal of the Restricted Business as a potential purchaser thereof on a basis no less preferential to any other potential purchaser; (ii) the acquisition, directly or indirectly, by News of securities listed on any securities exchange of any person that is engaged or participates in a Restricted Business, provided that (x) such person is not primarily engaged in a Restricted Business (as measured by such person’s consolidated revenues for each of the two last fiscal years prior to such acquisition) and (y) News and its affiliates would not, in the aggregate (after giving effect to such acquisition), own directly or indirectly five percent (5%) or more of the outstanding voting power or capital stock of such person at the time of such acquisition; or (iii) the acquisition, directly or indirectly, by News of securities not listed on any securities exchange of any person that is engaged or participates in a Restricted Business, provided that (x) such person is not primarily engaged in a Restricted Business (as measured by such person’s consolidated revenues for each of the two last fiscal years prior to such acquisition) and (y) News and its affiliates would not, in the aggregate (after giving effect to such acquisition), own directly or indirectly more than ten percent (10%) of the outstanding voting power or capital stock of such person at the time of such acquisition and neither News nor its affiliates would possess any management or other rights to direct the operations of such person (after giving effect to such acquisition).

5.  Remedies.  It is understood and agreed that monetary damages may not be sufficient remedy of any breach of this Agreement by either of the parties or their respective Representatives and that each party may be entitled to seek equitable relief, including seeking an injunction and specific performance, as a remedy for such breach. Without prejudice to the rights and remedies otherwise available to a party, including monetary damages, each party agrees that the parties shall be entitled to seek equitable relief by way of injunction or otherwise if a party or any of its Representatives breach or threaten to breach any of the provisions of this Agreement.

6.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.  Jurisdiction.  The parties hereby irrevocably and unconditionally consent to submit to the nonexclusive jurisdiction of the courts of the Southern District of New York and of the United States of America located in the Southern District of New York with respect to any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby, and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth on the first page of this agreement shall be effective service of process for any action, suit or proceeding brought against the parties in any such court.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the Southern District of New York and of the United States of America located in the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.  Assignment; Third Party Beneficiaries.  Any assignment of this Agreement by a party without the prior written consent of the other party shall be void.  This Agreement is for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any rights under or be deemed a third party beneficiary of this Agreement except as expressly provided in this Section 8.  The parties intend for the benefits, rights and remedies of this Agreement to extend to Splitco, as an express third party beneficiary of this Agreement, from and after the Effective Date but solely until the first date, if any, upon which Splitco and its affiliates shall cease to hold voting securities representing, in the aggregate, 10% of the aggregate voting power of the Company (or any successor to the Company, whether by consolidation, business combination, acquisition, or merger, or any entity which shall acquire a majority of the Company’s voting power, whether tender or exchange offer or otherwise, or any entity to which the Company shall sell, lease or otherwise transfer all or substantially all of its assets).  Any right of Splitco to enforce this Agreement will be subordinate to the Company’s rights of enforcement and may be undertaken only following a request to the Company and the Company’s failure to take the actions reasonably requested by Splitco.  For purposes of enforcement of this Agreement, in the event that Splitco has the right to enforce this Agreement pursuant to the immediately preceding sentence, Splitco will be deemed to have all rights and remedies available to the Company, except that, in determining any monetary damages payable to Splitco in any such action, such monetary damages will be equal to Splitco’s proportionate interest (based on its ownership of the outstanding equity of the Company) in the monetary damages suffered or incurred by the Company as a whole.

9.  Severability.  It is expressly understood and agreed that although News and the Company consider the restrictions contained in this Agreement to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against News or its affiliates, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable (provided that in no event shall any such amendment broaden the time period or scope of any restriction herein).  Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein

10.  Entire Agreement; Amendments; Waiver. This Agreement contains the entire agreement between you and us concerning the terms of this Agreement.  No modification or amendment of this Agreement or waiver of the terms and conditions hereof shall be binding upon you, us or, for as long as Splitco is a third party beneficiary of this Agreement, Splitco, unless approved in writing by each of you, us and, for as long as Splitco is a third party beneficiary of this Agreement, Splitco.  No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

11.  Counterparts.  This Agreement may be executed via facsimile and in separate counterparts, each of which shall be deemed to constitute an original which is part of the same document.

12.  Effectiveness. This Agreement shall take effect upon the Effective Date.

IN WITNESS WHEREOF, each of the undersigned has duly executed this agreement as of the date first written above.

THE DIRECTV GROUP, INC.

By:_/s/ LARRY D. HUNTER

Name:                      Larry D. Hunter

Title:                      Executive Vice President & General Counsel

NEWS CORPORATION

By: _/s/ JANET NOVA
Name: Janet Nova
Title: Senior Vice President